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                                                              EXHIBIT (i)(2)(a)

                         SERVICE AND EXPENSE AGREEMENT
                                    between
                        AMERICAN HOME ASSURANCE COMPANY
                   AMERICAN INTERNATIONAL INSURANCE COMPANY
               BIRMINGHAM FILE INSURANCE COMPANY OF PENNSYLVANIA
                    COMMERCE AND INDUSTRY INSURANCE COMPANY
           NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
              THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA
                       TRANSATLANTIC REINSURANCE COMPANY
                                      and
                      AMERICAN INTERNATIONAL GROUP, INC.

   This agreement made this first day of February 1974 between AMERICAN HOME ASSURANCE COMPANY, AMERICAN INTERNATIONAL INSURANCE COMPANY, BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA, COMMERCE AND INDUSTRY INSURANCE COMPANY, NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA, TRANSATLANTIC REINSURANCE COMPANY (hereinafter collectively called the "Companies") and AMERICAN INTERNATIONAL GROUP, INC. (hereinafter called "AIG").

                             W I T N E S S E T H:

   WHEREAS, the Companies are all subsidiaries of AIG and share among themselves and with certain other subsidiaries and affiliates of AIG certain expenses, equipment, office space, service and personnel, and it is desired that AIG of one or more of its subsidiaries, including one or more of the Companies, furnish certain of such equipment, office space, services and personnel to the Companies and certain of AIG's other subsidiaries and affiliates, and

   WHEREAS, the Companies are subject to the provisions of Section 69-e of the New York Insurance Law.

   NOW, THEREFORE, it is agreed as follows:

1. AIG shall furnish or cause to be furnished, at cost, services and facilities to the Companies denominated and classified as follows:

   (a) Electronic data processing, advertising, marketing and public relations, accounting, actuarial, tax and internal audit services, Law Department, Investment Department, Claims Department, underwriting and production services, systems and planning, corporate insurance including placement, reporting of claims and administration of coverages for all desired forms of property and casualty and architectural and decorating services, the cost of which shall be allocated on the basis of time studies, except for machine bookkeeping in connection with the services provided hereunder, which shall be allocated on the basis of the number of entries made;

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   (b) Pension Plan portfolio management services costs shall be allocated on the basis of the total number of employees per company which are enrolled in the pension programs;

   (c) Office services (including form design, office layout and construction of same, supervision of moving, planning telephone installation in connection with moves, typing pool, reproduction and maintaining and purging archives) are allocated based upon a weighted average of its two major functions: purchase orders (computed by company) and form requests (computed by company);

   (d) A New York City situated employee cafeteria, coffee vending service and an executive dining area, the cost of which shall be allocated in proportion to the number of employees entitled to utilize such services;

   (e) Payroll and Training and Education Departments and pension administration services, the cost of which shall be allocated in proportion to the number of employees (or members) serviced;

   (f) Office space may be owned by AIG or its subsidiaries, or such subsidiaries may lease from others, including cleaning, elevator service, repair and engineering and warehouse and central files facilities, the cost of which shall be allocated in proportion to the actual space used;

   (g) A Personnel Department, the recruiting costs of which shall be allocated in proportion to the referrals of prospective employees and the administrative costs of which shall be allocated in proportion to the number of employees on the payroll;

   (h) Telephone and telephone switchboard services, the overhead costs of which (including equipment, salaries, rent, heat, light, etc.) shall be allocated in proportion to the number of telephone lines assigned;

   (i) A Licensing Department, the cost of which shall be allocated, as respects agency licensing, in proportion to the number of agents licensed, and as respects company licensing, in proportion to the number of jurisdictions entered;

   (j) Executive automobiles, the purchase, rental, maintenance and/or operational cost of which shall be allocated to the entity on whose behalf incurred;

   (k) A Traffic Department, the cost of which shall be allocated in proportion to the number of requests for service processed;

   (1) Medical and Dental Departments, the cost of which shall be allocated on the basis of the number of employees entitled to service for those employees based in New York City and on the basis of the number of visits for employees who are not based in New York City;

   (m) The maintenance and operation of a corporate airplane, the cost of which (including the salaries and training costs of flying personnel) shall be allocated in proportion to the number of air miles flown for each company;

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   (n) A company magazine, the publishing cost of which shall be allocated in proportion to the number of copies furnished and the mailing and shipping costs of which shall be allocated to the entity on whose behalf they are incurred;

   (o) printing and reproduction services, the cost of which shall be allocated on the basis of the number of jobs performed and the number of copies made;

   (p) A Purchasing Department, the cost of which shall be allocated in proportion to the number of purchase orders processed and filled;

   (q) A Supply Department, the cost of which shall be allocated 50% in proportion to the number of requisitions and shipping orders filled, and 50% in proportion to the amount of storage space used;

   (r) A Mail and Communications Department, the cost of which shall be allocated as follows:

       (i) Cables and teletypes, in proportion to the numbers of such communications handled.

       (ii) Company messengers, in proportion to the number of errands performed.

       (iii) Mail handling, including inter-office mail, in proportion to the number of mail stops serviced.

       (iv) Postage, in proportion to the money volume of mailing per company based on yearly-established factors.

2. Cost shall include salaries, space rental and other overhead expenses, electricity, heat, water, building maintenance services, furniture and other office equipment, supplies and special equipment such as reference libraries, electronic data processing equipment and the like.

3. The allocations of expenses for the above services and facilities may be made by the entity or department furnishing same, or may be made by AIG's Comptroller's Department in accordance with the methods of allocation set forth above.

4. Notwithstanding anything contained above to the contrary, the basis upon which charges are computed by AIG's Comptroller's Department or by the entity furnishing the service or facilities shall be billed to the Companies in accordance with Regulation 30 of the New York Insurance Department and shall not exceed cost to AIG. AIG will cause the departments responsible for supplying the services and performing the functions herein specified to make an analysis at least once during each calendar year of the expenses incurred by the department and of the percentage thereof allocable to the Companies.

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5. There shall be quarterly billings by AIG to the Companies for all the services and functions hereinabove specified. The amount of such billings may be based upon budgeted costs or some other reasonable estimates, but if based upon other than actual costs, such billings shall be adjusted annually to reflect actual costs. The amount so billed shall be payable upon receipt of billing by the Companies.

6. Any party may cancel this agreement by giving ninety days written notice to all the others, provided that this agreement shall automatically terminate as to any of the Companies which ceases to be a subsidiary or affiliate of AIG.

7. Notwithstanding anything to the contrary in the preceding paragraphs, costs, other than the costs of the Investment Department, charged to any party in the inter-company pooling agreement between American Home Assurance Company, et al, dated as of January 1, 1971, as amended, shall be allocated, as between the parties thereof, in accordance with the terms of such agreement. Likewise, costs, other than the costs of the Investment Department, charged to any party to the reinsurance agreements between New Hampshire Insurance Company, Granite State Insurance Company and American Fidelity Company, effective
December 31,1957 and between New Hampshire Insurance Company, Illinois National Insurance Co. and Inland National Insurance Company, effective January 1, 1966, shall be allocated, as between the parties thereof, in accordance with the terms of such agreements.

8. Any party hereto in receipt of facilities, services, space or equipment hereunder shall have the right at all times during business hours, and at its own expense, to inspect the records of the entity providing such facilities, services, space or equipment insofar as such records relate to the computation of charges hereunder.

9. Any party hereto shall have unconditional right of ownership of any records prepared on its behalf under this agreement.

10. All facilities, services, space or equipment supplied hereunder shall be of good quality and suitable for the purpose for which they are intended.

   IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in New York, New York on the date first written above.

AMERICAN HOME ASSURANCE COMPANY           by: /s/
                                              ---------------------------------
                                              Vice President

AMERICAN INTERNATIONAL INSURANCE
COMPANY                                   by: /s/
                                              ---------------------------------
                                              Vice President

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BIRMINGHAM FIRE INSURANCE COMPANY
OF PENNSYLVANIA                         by: /s/
                                            ---------------------------------
                                            Vice President

COMMERCE AND INDUSTRY INSURANCE
COMPANY                                 by: /s/
                                            ---------------------------------
                                            Vice President

NATIONAL UNION FIRE INSURANCE
COMPANY OF PITTSBURGH, PA.              by: /s/
                                            ---------------------------------
                                            Vice President

THE INSURANCE COMPANY OF THE
STATE OF PENNSYLVANIA                   by: /s/
                                            ---------------------------------
                                            Vice President

TRANSATLANTIC REINSURANCE COMPANY       by: /s/
                                            ---------------------------------
                                            Vice President

AMERICAN INTERNATIONAL GROUP, INC.      by: /s/
                                            ---------------------------------
                                            Vice President & Comptroller

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